UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 7, 2015, Peregrine Pharmaceuticals, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “ATM Agreement”), with MLV & Co. LLC (“MLV”), under which the Company may issue and sell through MLV, acting as its agent, shares of its common stock (“Common Stock”) for aggregate gross proceeds not to exceed the total amount available under the Company’s effective Registration Statement on Form S-3 (File No. 333-201245). MLV may sell the Common Stock by any method permitted by law, including sales deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, sales made directly on The NASDAQ Capital Market (“NASDAQ”), on any other existing trading market for the Common Stock or to or through a market maker. MLV may also sell the Common Stock in negotiated transactions, subject to the Company’s prior approval. The Company will pay MLV a commission equal to 2.5% of the gross proceeds from the sale of shares of the Company’s Common Stock pursuant to the ATM Agreement.

The ATM Agreement will terminate on the earliest of (1) the sale of all Common Stock subject to the ATM Agreement, or (2) termination of the ATM Agreement by the Company or MLV. MLV may terminate the ATM Agreement at any time in certain circumstances, including (i) the occurrence of a material adverse change that, in MLV’s reasonable judgment, may impair its ability to sell the Common Stock, (ii) the Company’s failure to satisfy any condition under of the ATM Agreement or (iii) a suspension or limitation of trading of the Company’s Common Stock on NASDAQ. The Company may terminate the ATM Agreement at any time upon three (3) days prior notice while MLV may terminate the ATM Agreement at any time upon ninety (90) days prior notice.

The description of the terms of the ATM Agreement is qualified in its entirety by the text of the ATM Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.26.

Also on August 7, 2015, the Company entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Noble International Investments, Inc., doing business as Noble Life Science Partners, a division of Noble Financial Capital Markets (“Noble”), under which the Company may issue and sell through Noble, acting as its agent, shares of Common Stock for aggregate gross proceeds of up to $20,000,000. Noble may sell the Common Stock by any method permitted by law, including sales deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including without limitation, sales made directly on the NASDAQ, on any other existing trading market for the Common Stock or to or through a market maker. Noble may also sell the Common Stock in negotiated transactions, subject to the Company’s prior approval. The Company will pay Noble a commission equal to 2.5% of the gross proceeds from the sale of shares of the Company’s Common Stock pursuant to the Distribution Agreement.

The Distribution Agreement will terminate on the earliest of (1) the sale of all Common Stock subject to the Distribution Agreement, or (2) termination of the Distribution Agreement by the Company or Noble. Noble may terminate the Distribution Agreement at any time in certain circumstances, including (i) the occurrence of a material adverse change that, in Noble’s reasonable judgment, may impair its ability to sell the Common Stock, (ii) the Company’s failure to satisfy any condition under of the Distribution Agreement or (iii) a suspension or limitation of trading of the Company’s Common Stock on NASDAQ. Each of the Company and Noble may terminate the Distribution Agreement at any time upon ten (10) days prior notice to the other party.

The description of the terms of the Distribution Agreement is qualified in its entirety by the text of the Distribution Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.27.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

10.26	At Market Issuance Sales Agreement dated August 7, 2015, by and between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.

10.27	Equity Distribution Agreement dated August 7, 2015, by and between Peregrine Pharmaceuticals, Inc. and Noble International Investments, Inc., doing business as Noble Life Science Partners, a division of Noble Financial Capital Markets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: August 7, 2015	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.26	At Market Issuance Sales Agreement dated August 7, 2015, by and between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.

10.27	Equity Distribution Agreement dated August 7, 2015, by and between Peregrine Pharmaceuticals, Inc. and Noble International Investments, Inc., doing business as Noble Life Science Partners, a division of Noble Financial Capital Markets.

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